THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT


         WHEREAS, The Millbrook Press Inc., a Delaware corporation, with its chief executive office located at 2 Old New Milford Road, Brookfield, Connecticut 06804 (referred to herein as "Borrower") entered into a Loan and Security Agreement with People's Bank, a Connecticut banking corporation with a place of business located at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06607 (referred to herein as "Lender") dated as of December 14, 1995 (the Loan and Security Agreement being herein referred to as the "Loan Agreement"); and

         WHEREAS, Borrower and Lender entered into a First Amendment to Loan and Security Agreement dated as of June 17, 1997 amending and revising Sections 2.1(a), 2.1(c), 2.6, 4.6, 6.13(a), 6.13(c) and 6.13(d) of the Loan Agreement;
and

         WHEREAS, Borrower and Lender entered into a Second Amendment to Loan and Security Agreement dated as of June 10, 1998 amending and revising Sections 2.1(a), 2.1(c), 2.6(d), 3.3, 6.13(c) and 6.13(d) of the Loan Agreement; and

         WHEREAS, Borrower and Lender entered into a Letter Amendment to the Loan and Security Agreement as amended by the First and Second Amendments to Loan and Security Agreement dated January 8, 1999 to provide Borrower with a LIBOR interest rate option and to reduce the Interest Rate on non LIBOR Obligations to the Reference Rate (the Loan and Security Agreement, as amended by the First Amendment to Loan and Security Agreement, the Letter Amendment and the Second Amendment to Loan and Security Agreement shall be referred to herein as the "Amended Agreement"); and

         WHEREAS, Borrower and Lender have agreed to further amend the terms and provisions of the Amended Agreement effective as of the date stated herein by the provisions set forth below;

         NOW, THEREFORE, Borrower and Lender hereby agree that effective as of January , 2000, the Amended Agreement shall be further amended to contain the provisions set forth below and the applicable provisions of the Amended Agreement shall be superseded to the extent necessary to give effect to the provisions set forth below:

         1.  The  definitional   terms  "Debt  Service  Ratio",   "Obligations",
"Tangible Net Worth" and "Working Capital" shall be deleted in their entirety and the following inserted in lieu thereof:

             "Debt Service Ratio" shall mean the ratio obtained by dividing (i) Net Profit After Taxes plus all non-recurring items, discretionary expenses, depreciation, amortization, interest expense on Indebtedness (other than the Term Promissory Note-1 and Term Promissory Note-2), less dividends, less adjustments to retained earnings (other than accrued and unpaid dividends on preferred stock), less internally funded capital expenditure costs and less other adjustments to income by (ii) all current maturities of long term debt (other than the Term Promissory Note-1 and Term Promissory Note-2) and interest on all indebtedness (other than the Term Promissory Note-1 and Term Promissory Note-2) plus fees and costs paid to People's and any other holder of Indebtedness.

             "Obligations" means all loans, advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations owing to People's, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing People's to charge Borrower's loan account), obligations, fees, lease payments, guaranties, covenants, and duties owing by Borrower to People's of any kind and description (whether pursuant to or evidenced by the Loan Documents, by the Term Promissory Note-1 or the Term Promissory Note-2 or by any other note or instrument or pursuant to any other agreement between People's and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that People's may have obtained by assignment or otherwise, and further including all interest not paid when due and all People's Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

             "Tangible Net Worth" means, as of the date any determination thereof is to be made, the difference of: (a) Borrower's total stockholder's equity plus the remaining principal amount outstanding from time to time under Term Promissory Note-1 and Term Promissory Note-2; minus (b) the sum of: (i) all intangible assets of Borrower; (ii) all of Borrower's prepaid expenses; (iii) capitalized costs for new Inventory titles and (iv) all amounts due to Borrower from Affiliates, calculated on a consolidated basis.

             "Working Capital" means the result of subtracting Consolidated Current Liabilities (exclusive of amounts included as liabilities from the Term Promissory Note-1 and Term Promissory Note-2) from Consolidated Current Assets.

         2. Section 2.1(a) of the Amended Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

         2.1 Advances. (a) Subject to the terms and conditions of this Agreement, People's agrees to make revolving advances to Borrower in an amount at any one time outstanding not to exceed the Borrowing Base. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean an amount equal to (i) eighty percent (80%) of the amount of Eligible Accounts plus
(ii) an amount equal to the lowest of: (x) fifty percent (50%) of the amount of Eligible Inventory, (y) the amount of credit availability created by Section 2.1(a) above or (z) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) less (iii) the principal outstanding under the Term Promissory Note-2 referenced in Section 2.1(e).

         3. A new Section 2.1(e) is hereby added to the Amended Agreement to contain the following terms:

             (e) Upon execution of this Second Amendment to Loan and Security Agreement, People's agrees to advance the sum of $964,000 to Borrower in the form of two (2) Term Loan accommodations denominated as Term Loan-1 which shall be in the amount of $600,000 and be evidenced by Exhibit A (Term Promissory Note-1) attached hereto and Term Loan-2 which shall be in the amount of $364,000 and be evidenced by Exhibit B (Term Promissory Note-2) attached hereto.

         4. Section 2.3(a) of the Amended Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

             (a) Interest Rate. All Obligations, other than those subject to LIBOR fixed term contracts and the principal balance outstanding under Term Promissory Note-1, shall bear interest, on the average Daily Balance, at a per annum rate equal to the Reference Rate. The principal balance outstanding under Term Promissory Note-1 shall bear interest, on the average Daily Balance, at a per annum rate of two percentage points (2.0) in excess of the Reference Rate

         5. Section 2.3(c) of the Amended Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

         (c) Payments of Interest and Principal. Interest on all Obligations not subject to LIBOR fixed term contracts shall be due and payable, in arrears, on the first day of each month during the term hereof. Interest due under LIBOR fixed term contracts shall be payable at the end of each such fixed term.

         In addition to the payments of interest above described, payments of principal under Term Promissory Note-1 shall be made on the first day of each month, commencing February 1, 2000 and continuing on the first day of each month thereafter, in amounts of $25,000 each with any remaining outstanding principal balance due and payable in full on January 1, 2002. In addition to the monthly principal payments due under Term Promissory Note-1, Borrower shall on the earlier of March 15, 2000 and continuing on each June 15, September 15 and December 15 thereafter or if earlier, the date of Borrower's filing of its Form 10(QSB) or its Form 10(KSB) with the Securities and Exchange Commission for each fiscal quarter commencing with the fiscal quarter ending on January 31, 2000 and continuing with the fiscal quarters ending on April 30, July 31 and October 31 and thereafter prepay the principal amount outstanding under Term Promissory Note-1 by an amount equal to the lesser of (i) $25,000 or (ii) such amount which exceeds 2.0 times Borrower's Debt Service Ratio.

If not sooner paid, one lump sum payment of all outstanding principal under Term Promissory Note-2 shall be due on January 1, 2002.
                                       3

Borrower hereby authorizes People's, at its option, without prior notice to Borrower, to charge such interest, all People's Expenses (as and when incurred), and all installments or other payments due under any note or other Loan Document to Borrower's loan account, which unpaid amounts thereafter shall accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

         6. Section 2.3(d) of the Amended Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

             (d) Computation. The Reference Rate as of the date of this Agreement is eight and one-half percent (8.50%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

         7. A new Section 2.6(d) shall be added to Amended Agreement to contain the following provision:

         (d) Term Loan Balance Fee. On the first day of each month following the extension of Term Loan-1 under this Amended Agreement, and thereafter so long as any principal amount is outstanding under the Term Promissory Note-1, a fee in an amount equal to one (1.0%) percent per annum of the remaining unpaid principal balance shall be due and payable to People's.

         8. Section 6.13 shall be deleted in its entirety and the following substituted in lieu therefor:

         6.13 Financial Covenants. Borrower shall maintain:

         (a) Current Ratio. A ratio of Consolidated Current Assets divided by Consolidated Current Liabilities (exclusive of Term Promissory Note-1 and Term Promissory Note-2) of at least 1.50 to 1.0 at all times measured on a fiscal quarter-end basis;

         (b) Total Liabilities to Tangible Net Worth Ratio. A ratio of Borrower's total liabilities (exclusive of Term Promissory Note-1 and Term Promissory Note-2) divided by Tangible Net Worth of not more than 2.0 to 1.0 during the term of this Agreement, measured on a fiscal quarter-end basis;

         (c) Tangible Net Worth. Tangible Net Worth of at least $4,500,000 at all times measured on a fiscal quarter-end basis; and

         (d) Working Capital. Working Capital of not less than $3,750,000 at all times measured on a fiscal quarter-end basis.

         (e) Debt Service Ratio. Borrower shall maintain a Debt Service Ratio of not less than 2.0 to 1.0 during the term of this Agreement, measured on a fiscal quarter-end basis.

         (f) Development Costs of New Titles. Borrower shall during each rolling 12 month period during the term of this Agreement limit its costs of development of new titles to cash flow in excess of 1.25 times the Debt Service Ratio plus additional paid in equity.


         9. Lender has requested and Borrower has agreed to execute the Term Promissory Note-1 and the Term Promissory Note-2 to evidence the term loan advances under Section 2.1(e) which Term Promissory Notes shall be in the form attached hereto as Exhibit A and Exhibit B.

         10. Except as herein amended, all of the terms and provisions of the Amended Agreement shall remain in full force and effect.

         11. Except as set forth in Exhibit C attached hereto, all of the representations and warranties made by the Obligors in Section 5 of the Amended Agreement are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties related by their terms to a prior date.

         12. Borrower and Lender agree that this Third Amendment to Loan and Security Agreement has been prepared by the mutual effort of both parties and that in the event of a conflict or interpretive question with respect to any term, provision or section contained in this Third Amendment to Loan and Security Agreement or the First or Second Amendments or Letter Amendment to or the December 14, 1995 Loan and Security Agreement, that this Third Amendment to Loan and Security Agreement shall not be construed more strictly against any one party than any other party; it being agreed that both Borrower and Lender have equally negotiated the terms hereof and thereof.

         13. The revisions and amendments recited herein shall not become effective and shall be of no force or effect until Borrower has executed this Third Amendment to Loan and Security Agreement and the original form of Term Promissory Note-1 and Term Promissory Note-2 and provided Lender with a current certificate of the Secretary of Borrower attesting to the adoption and/or passage of applicable corporate resolutions authorizing and approving the revisions and amendments contained in this Third Amendment to Loan and Security Agreement which such certificate shall also contain an acceptable form of incumbency certificate attesting to the current officers and directors of Borrower.

         The date of execution of this Third Amendment to Loan and Security Agreement by Borrower is January 31, 2000.


LENDER:                                      BORROWER:

PEOPLE'S BANK                                THE MILLBROOK PRESS INC.




By:_________________________              By:__________________________

Title:_____________________               Title:_______________________

                                    EXHIBIT A
                             TERM PROMISSORY NOTE-1



January 31, 2000

         FOR VALUE RECEIVED, at the earlier of January 1, 2002 or the occurrence of an Event of Default under a Loan and Security Agreement dated December 14, 1995, as amended from time to time (hereinafter referred to as the "Agreement"), the undersigned, The Millbrook Press Inc., a Delaware corporation (hereinafter referred to as "Debtor"), with its chief executive office located at 2 Old New Milford Road, Brookfield, Connecticut 06804 hereby promises to pay to the order of People's Bank, a Connecticut banking corporation with a place of business located at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06607 (hereinafter referred to as "Lender") in such coin and currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of Six Hundred Thousand Dollars ($600,000), or so much thereof as shall have been advanced and remain outstanding and due, together with interest from January , 2000 at the rate hereinafter set forth.

         This Secured Promissory Note represents a term loan extended to Debtor on this date.

         Interest on all advances of principal remaining from time to time unpaid shall be paid by Debtor to Lender at the Reference Rate plus 2 percent per annum and after the occurrence and during the continuance of an Event of Default at the rate of interest stated in Section 2.3(b) of the Agreement.

         So long as no Event of Default shall have occurred under the Agreement, the principal and interest shall be due and payable on the dates and in the manner set forth in Section 2.3(c) of the Agreement.

         Debtor, for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and consents that Lender may release or surrender, exchange or substitute any real estate and/or personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

         This Note has been issued pursuant to the Agreement between Debtor and Lender of even date herewith, and all of the terms, covenants and conditions of said Agreement (including all schedules thereto) and all other instruments evidencing and/or securing the indebtedness hereunder are hereby made part of this Note and are deemed incorporated herein in full. Any default in any of the conditions, covenants, obligations or agreements contained in said Agreement (and all schedules attached thereto) or any other instruments securing and/or evidencing this indebtedness shall constitute a default under this Note and shall entitle Lender to accelerate the entire indebtedness hereunder and take such other action as may be provided for in said Agreement.

         This Note and all transactions hereunder and/or evidenced herein shall be governed by, construed and enforced in accordance with the laws of the State of Connecticut.

DEBTOR ACKNOWLEDGES ITS UNDERSTANDING THAT LENDER MAY HAVE RIGHTS AGAINST DEBTOR, NOW OR IN THE FUTURE, IN ITS CAPACITY AS SECURED PARTY, CREDITOR, OR IN ANY OTHER CAPACITIES. SUCH RIGHTS MAY INCLUDE THE RIGHT TO DEPRIVE DEBTOR OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF DEBTOR'S PROPERTY; AND IN THE EVENT LENDER DEEMS IT NECESSARY TO EXERCISE ANY OF SUCH RIGHTS PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST DEBTOR, OR OTHERWISE, DEBTOR MAY BE ENTITLED TO NOTICE AND/OR HEARING UNDER THE LAWS OF THE STATE OF CONNECTICUT, (TO DETERMINE WHETHER OR NOT LENDER HAS A PROBABLE CAUSE TO SUSTAIN THE VALIDITY OF LENDER CLAIM), PRIOR TO THE EXERCISE BY LENDER OF ANY SUCH RIGHTS. DEBTOR EXPRESSLY AGREES THAT THIS AGREEMENT REPRESENTS A COMMERCIAL TRANSACTION AND WAIVES ANY RIGHT UNDER TITLE 52 SECTION 278 OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, TO NOTICE OF ANY REQUEST FOR A PREJUDGMENT REMEDY OR HEARING TO WHICH DEBTOR MAY BE ENTITLED; PROVIDED, HOWEVER, THAT THIS WAIVER SHALL NOT INCLUDE A WAIVER OF SUCH RIGHTS AS DEBTOR SHALL HAVE TO PRIOR NOTICE OF THE PROPOSED DISPOSITION OF COLLATERAL BY LENDER. SPECIFICALLY AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DEBTOR RECOGNIZES THAT LENDER HAS AND SHALL CONTINUE TO HAVE AN REASONABLE RIGHT TO EFFECT COLLECTION OF THE COLLATERAL WITH RESPECT TO WHICH LENDER HOLDS A SECURITY INTEREST WITHOUT THE NECESSITY OF ACCORDING TO DEBTOR ANY PRIOR NOTICE OR HEARING. THIS SHALL BE A CONTINUING WAIVER AND REMAIN IN FULL FORCE AND EFFECT SO LONG AS DEBTOR IS OBLIGATED TO LENDER.

         IN WITNESS WHEREOF, Debtor has caused this Note to be signed in its corporate name by its duly authorized corporate officer and its corporate seal to be hereto affixed, by order of its Board of Directors on the day and year first above written.

THE MILLBROOK PRESS INC.

By__________________________
Title:______________________

                                    EXHIBIT B
                             TERM PROMISSORY NOTE-2




January 31, 2000

         FOR VALUE RECEIVED, at the earlier of January 1, 2002 or the occurrence of an Event of Default under a Loan and Security Agreement dated December 14, 1995, as amended from time to time (hereinafter referred to as the "Agreement"), the undersigned, The Millbrook Press Inc., a Delaware corporation (hereinafter referred to as "Debtor"), with its chief executive office located at 2 Old New Milford Road, Brookfield, Connecticut 06804 hereby promises to pay to the order of People's Bank, a Connecticut banking corporation with a place of business located at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06607 (hereinafter referred to as "Lender") in such coin and currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of Three Hundred Sixty Four Thousand Dollars ($364,000), or so much thereof as shall have been advanced and remain outstanding and due, together with interest from January , 2000 at the rate hereinafter set forth.

         This Secured Promissory Note represents a term loan extended to Debtor on this date.

         Interest on all advances of principal remaining from time to time unpaid shall be paid by Debtor to Lender at the Reference Rate and after the occurrence and during the continuance of an Event of Default at the rate of interest stated in Section 2.3(b) of the Agreement.

         So long as no Event of Default shall have occurred under the Agreement, the principal and interest shall be due and payable on the dates and in the manner set forth in Section 2.3(c) of the Agreement.

         Debtor, for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and consents that Lender may release or surrender, exchange or substitute any real estate and/or personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

         This Note has been issued pursuant to the Agreement between Debtor and Lender of even date herewith, and all of the terms, covenants and conditions of said Agreement (including all schedules thereto) and all other instruments evidencing and/or securing the indebtedness hereunder are hereby made part of this Note and are deemed incorporated herein in full. Any default in any of the conditions, covenants, obligations or agreements contained in said Agreement (and all schedules attached thereto) or any other instruments securing and/or evidencing this indebtedness shall constitute a default under this Note and shall entitle Lender to accelerate the entire indebtedness hereunder and take such other action as may be provided for in said Agreement.

         This Note and all transactions hereunder and/or evidenced herein shall be governed by, construed and enforced in accordance with the laws of the State of Connecticut.

DEBTOR ACKNOWLEDGES ITS UNDERSTANDING THAT LENDER MAY HAVE RIGHTS AGAINST DEBTOR, NOW OR IN THE FUTURE, IN ITS CAPACITY AS SECURED PARTY, CREDITOR, OR IN ANY OTHER CAPACITIES. SUCH RIGHTS MAY INCLUDE THE RIGHT TO DEPRIVE DEBTOR OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF DEBTOR'S PROPERTY; AND IN THE EVENT LENDER DEEMS IT NECESSARY TO EXERCISE ANY OF SUCH RIGHTS PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST DEBTOR, OR OTHERWISE, DEBTOR MAY BE ENTITLED TO NOTICE AND/OR HEARING UNDER THE LAWS OF THE STATE OF CONNECTICUT, (TO DETERMINE WHETHER OR NOT LENDER HAS A PROBABLE CAUSE TO SUSTAIN THE VALIDITY OF LENDER CLAIM), PRIOR TO THE EXERCISE BY LENDER OF ANY SUCH RIGHTS. DEBTOR EXPRESSLY AGREES THAT THIS AGREEMENT REPRESENTS A COMMERCIAL TRANSACTION AND WAIVES ANY RIGHT UNDER TITLE 52 SECTION 278 OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, TO NOTICE OF ANY REQUEST FOR A PREJUDGMENT REMEDY OR HEARING TO WHICH DEBTOR MAY BE ENTITLED; PROVIDED, HOWEVER, THAT THIS WAIVER SHALL NOT INCLUDE A WAIVER OF SUCH RIGHTS AS DEBTOR SHALL HAVE TO PRIOR NOTICE OF THE PROPOSED DISPOSITION OF COLLATERAL BY LENDER. SPECIFICALLY AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DEBTOR RECOGNIZES THAT LENDER HAS AND SHALL CONTINUE TO HAVE AN REASONABLE RIGHT TO EFFECT COLLECTION OF THE COLLATERAL WITH RESPECT TO WHICH LENDER HOLDS A SECURITY INTEREST WITHOUT THE NECESSITY OF ACCORDING TO DEBTOR ANY PRIOR NOTICE OR HEARING. THIS SHALL BE A CONTINUING WAIVER AND REMAIN IN FULL FORCE AND EFFECT SO LONG AS DEBTOR IS OBLIGATED TO LENDER.

         IN WITNESS WHEREOF, Debtor has caused this Note to be signed in its corporate name by its duly authorized corporate officer and its corporate seal to be hereto affixed, by order of its Board of Directors on the day and year first above written.

THE MILLBROOK PRESS INC.

By__________________________
Title:______________________

                                    EXHIBIT C
                  EXCEPTIONS TO WARRANTIES AND REPRESENTATIONS